UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 5, 2024 (September 3, 2024)
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Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)
(267) 270-4800
(Registrant’s telephone number, including area code)
N/A
Former name or former address, if changed since last report
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On September 3, 2024, Independence Realty Trust, Inc. (the “Company”) and its operating partnership, Independence Realty Operating Partnership, L.P. (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”), dated September 3, 2024, with Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”), and Citigroup Global Markets Inc. in its capacity as agent (in such capacity, the “Forward Seller”) for Citibank, N.A., as forward counterparty (the “Forward Counterparty”) and the Forward Counterparty relating to the offering of an aggregate of 11,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a price to the underwriters of $18.96 per share, consisting of 11,500,000 shares of Common Stock offered by the Forward Seller in connection with the forward sale agreements described below (including 1,500,000 shares offered pursuant to the Underwriters’ option to purchase additional shares, which option was exercised in full). The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Seller. The Company completed the offering on September 5, 2024.
In connection with the offering, the Company also entered into (i) a forward sale agreement (the “Initial Forward Sale Agreement”), dated September 3, 2024, with the Forward Seller and Forward Counterparty and (ii) a forward sale agreement (the “Additional Forward Sale Agreement,” and together with the Initial Forward Sale Agreement, the “Forward Sale Agreements”), dated September 4, 2024. In connection with the Forward Sale Agreements, the Forward Seller (or its affiliate) borrowed from third parties and sold to the Underwriters an aggregate of 11,500,000 shares of Common Stock that was sold in the offering. The Company expects to physically settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of its Common Stock upon one or more such physical settlements within approximately twelve months from the date of the prospectus supplement, no later than September 5, 2025, the scheduled maturity date of the Forward Sale Agreements. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case, it may receive, or it may owe, cash or shares of Common Stock from or to the Forward Seller. The Forward Sale Agreements provide for an initial forward sale price of $18.96 per share, subject to certain adjustments pursuant to the terms of the Forward Sale Agreements. The Forward Sale Agreement are subject to early termination or settlement under certain circumstances.
The Common Stock offered pursuant to the Underwriting Agreement has been registered on the Company’s automatic shelf registration statement on Form S-3 (File No. 333-272640), filed with the SEC on June 14, 2023, which became effective immediately upon filing, and a prospectus supplement dated September 3, 2024.
The foregoing description is qualified in its entirety by reference to the Underwriting Agreement and the Forward Sale Agreements, copies of which are filed as Exhibits 1.1, 1.2 and 1.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
On September 3, 2024, the Company issued a press release announcing the commencement of the offering, on September 3, 2024, the Company issued a press release announcing the pricing of the offering and on September 5, 2024, the Company issued a press release announcing the closing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

1.1
Underwriting Agreement dated September 3, 2024 among Independence Realty Trust, Inc., Independence Realty Operating Partnership, L.P., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC as representatives of the Underwriters and Citigroup Global Markets Inc. in its capacity as agent to Citibank, N.A., as forward counterparty.

1.2	Confirmation of Issuer Share Forward Sale Transaction, dated September 3, 2024, by and among Independence Realty Trust, Inc. and Citibank, N.A.
1.3	Confirmation of Issuer Share Forward Sale Transaction, dated September 4, 2024, by and among Independence Realty Trust, Inc. and Citibank, N.A.
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP regarding legality of the shares.
8.1	Opinion of Troutman Pepper Hamilton Sanders LLP regarding certain tax matters.
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 8.1).
99.1	Press Release, dated September 3, 2024.
99.2	Press Release, dated September 3, 2024.
99.3	Press Release, dated September 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

September 5, 2024	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	President and Chief Financial Officer